 QuickLinks -- Click here to rapidly navigate through this document

Exhibit 4.6

ARTICLES OF AMENDMENT
OF
RESTATED ARTICLES OF INCORPORATION
OF
ADC TELECOMMUNICATIONS, INC.
(a Minnesota Corporation)

    The undersigned, the President and Secretary, respectively, of ADC Telecommunications, Inc., a corporation organized under the laws of the State of Minnesota (the "Company"), hereby certify that:

    1.  The Board of Directors of the Company adopted the following resolution by unanimous written consent of all directors:

    NOW, THEREFORE, BE IT RESOLVED, that the first sentence of Article 3 of the Company's Restated Articles of Incorporation is hereby amended to read in its entirety as follows:

  The aggregate number of shares which this corporation shall have authority to issue is 610,000,000 shares, divided into 600,000,000 shares of Common Stock, par value $.20 per share, and 10,000,000 shares of Preferred Stock, no par value.

    2.  The foregoing amendment was adopted pursuant to the applicable provisions of Chapter 302A of the Minnesota Statues, more specifically, Section 302A.402, subd. 3 of the Minnesota Statues.

    3.  The foregoing amendment was adopted in connection with the division of the authorized shares of Common Stock of the Company pursuant to a two-for-one stock split effected for each share of Common Stock issued and outstanding at the close of business on January 25, 2000, and such amendment will not adversely affect the rights or preferences of the holders of outstanding shares of any class or series and will not result in the percentage of authorized shares of any class or series that remains unissued after the division or combination exceeding the percentage of authorized shares of that class or series that were unissued before such stock split.

    IN WITNESS WHEREOF, these Articles of Amendment have been executed by the President and the Secretary of ADC Telecommunications, Inc. as of this 20th day of January, 2000.

ADC TELECOMMUNICATIONS, INC.
By:	/S/ WILLIAM J. CADOGAN William J. Cadogan President
AND
By:	/S/ JEFFREY D. PFLAUM Jeffrey D. Pflaum Secretary

QuickLinks

ARTICLES OF AMENDMENT OF RESTATED ARTICLES OF INCORPORATION OF ADC TELECOMMUNICATIONS, INC. (a Minnesota Corporation)